Exhibit 99.1

       ESSENTIAL REALITY, INC. REPORTS ITS 3 AND 6 MONTH OPERATING RESULTS

For Immediate Release

College Point, New York - August 17, 2004 - Essential Reality, Inc. (OTC Pink
Sheets: ESSR) announced its results for the second quarter and the first half of 2004. The results are those of Alliance Distributors Holding, Inc. (formerly AllianceCorner Distributors, Inc.), a wholly owned subsidiary that the Company acquired on June 29, 2004. The business of Alliance Distributors is the only business of the Company.

For the quarter ended June 30, 2004 revenues were $5,976,000, and the Company reported a net loss of approximately $55,800. For the six months ended June 30, 2004, revenues were $13,276,000 and net income was $83,400. There are no comparative results for the 2003 periods because Alliance did not commence business operations until the 3rd quarter of 2003.

Jay Gelman, Chairman and CEO, said, "We are pleased that approximately one year after we became operational we have established ourselves with many major manufacturers in our industry and with key retail outlets within our regional marketplace. We achieved our revenue levels during the traditionally slower six months in the video game business.

"I want to remind investors that the approximately 22,000,000 shares of common stock that were outstanding prior to June 29, 2004 are less than 1% of the total shares of common stock that would now be outstanding if the Company's preferred shares were converted. Also, investors in a private placement on June 29, 2004 purchased preferred shares at the equivalent of $.005 per share of common stock."

For additional information see the Company's SEC Report on Form 10QSB for the period ended June 30, 2004.

ABOUT ALLIANCE DISTRIBUTORS HOLDING, INC.

Alliance Distributors Holding, Inc., which does business as Alliance Distributors, is a full service wholesale distributor of interactive video games and gaming products for all key manufacturers and 3rd party publishers in the video game industry. Alliance offers comprehensive support on Playstation 2, PS1, X-Box, Game Cube, and GameBoy systems, peripherals and software titles

SAFE HARBOR

      Certain of the above statements contained in this press release may contain forward-looking statements which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Actual results, events and circumstances (including future performance, results and trends) could differ materially from those set forth in such statements due to various factors, risks and uncertainties, including but not limited to, risks associated with technological change, competitive factors and general economic conditions. The Company has no duty and undertakes no obligation to update such statements.

                             ESSENTIAL REALITY, INC.

                 CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                   Three Months Ended     Six Months Ended
                                                         June 30,             June 30,
                                                           2004                 2004
                                                       ------------         ------------
REVENUE                                                $  5,976,377         $ 13,276,018

COST OF REVENUE                                           5,196,597           11,397,218
                                                       ------------         ------------
GROSS INCOME                                                779,780            1,878,800

Selling, General and administrative expenses                803,096            1,723,658
                                                       ------------         ------------
INCOME (LOSS) from operations                               (23,316)             155,142

INTEREST EXPENSE                                             33,453               60,608
                                                       ------------         ------------

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES             (56,769)              94,534

PROVISION FOR INCOME TAX EXPENSE (BENEFIT)                   (1,000)              11,167
                                                       ------------         ------------

Net Income (loss)                                           (55,769)              83,367
                                                       ------------         ------------
Preferred stock dividends                                       842                  842
                                                       ------------         ------------
Net Income (loss) available to common shareholders     $    (56,611)        $     82,525
                                                       ============         ============

        Contact:
        David Devor
        Essential Reality, Inc.
        718-747-1500x117
        ddevor@essentialreality.com